Exhibit 99.05

                              Kilowatt-Hour Sales
                              (In Millions of KWHs)


                               3 Months Ended June                     6 Months Ended June
                        -----------------------------------    ---------------------------------
                           2004        2003      Change           2004        2003      Change
                           ----        ----      ------           ----        ----      ------
Kilowatt-Hour Sales-
Total Sales               48,585      46,439      4.6%           94,373      90,744     4.0%

Total Retail Sales-       39,151      37,186      5.3%           76,182      72,607     4.9%
Residential               11,818      10,890      8.5%           23,881      22,347     6.9%
Commercial                12,724      12,107      5.1%           24,022      23,034     4.3%
Industrial                14,360      13,944      3.0%           27,780      26,730     3.9%

Total Wholesale Sales      9,434       9,253      2.0%           18,191      18,137     0.3%
